Exhibit 99.1

AirSculpt Technologies Updates Fiscal Year 2024 Guidance in Advance of its Participation in the ICR Conference 2025

MIAMI BEACH, Fla., January 13, 2025 (GLOBE NEWSWIRE) — AirSculpt Technologies, Inc. (NASDAQ: AIRS) (“AirSculpt” or the “Company”), an industry leader and provider of premium body contouring procedures, today announced an update to its fiscal year 2024 guidance. The Company is providing this information in conjunction with participating in the ICR Conference 2025.

Last week marked my official start as CEO of AirSculpt and I am excited to utilize my experience and create the plan that maximizes the power of our brand and leverages our innovative body contouring procedures and our asset-light business model to generate consistent, long-term profitable growth,” stated Yogi Jashnani, Chief Executive Officer. “AirSculpt possesses a strong foundation given its proprietary technology, proven track record of more than 70,000 successful procedures and critical mass with 32 centers globally. However, there is work to be done to elevate our operating platform by implementing business process changes and enhancing the use of technology and consumer insights to inform critical marketing, real estate and sales decisions.”

“My priority in the year ahead is to set and begin to execute the strategy that builds the capabilities that position the Company to stabilize revenue and return to growth, continued Mr. Jashnani. “I am confident that the actions we take will allow AirSculpt to achieve a new higher level of performance in the future and achieve exceptional results for our customers, employees, and shareholders.”

Updated Fiscal Year 2024 Guidance, the Company expects:

•	Revenues of approximately $180.0 million, as compared to its previous revenue guidance of $183 million to $189 million

•	Adjusted EBITDA to approximate $20.5 million, as compared to its previous Adjusted EBITDA guidance of $23 million to $28 million

The Company expects to provide additional details about its fiscal year 2024 performance when it issues its fourth quarter and fiscal year results.

AirSculpt’s actual results and financial condition may differ from this guidance due to the completion of year end closing procedures, audit-related and other adjustments and other developments. Furthermore, AirSculpt’s independent registered public accounting firm has not audited, reviewed or performed other procedures around the 2024 financials, and an audit, review or other procedures could result in actual results being different than the guidance presented. This guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. You are cautioned not to rely on guidance being achieved when making an investment decision in the Company’s securities.

Use of Non-GAAP Financial Measures

The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, which is a non-GAAP financial measure. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.

Thus, the use of a non-GAAP financial measure is not intended to replace financial performance measures determined in accordance with GAAP. Rather, it is presented as a supplemental measure of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. This non-GAAP financial measure is not presented in accordance with GAAP, and the Company’s computation of this non-GAAP financial measure may vary from similar measures used by other companies. This measure has limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

ICR Conference 2025

As previously announced, Yogi Jashnani, Chief Executive Officer and Dennis Dean, Chief Financial Officer will hold meetings and host a formal presentation during the ICR Conference 2025 being held today, January 13th through January 14th at The Grande Lakes Orlando in Orlando, Florida. The presentation will provide insight in AirSculpt’s advantageous business model, strategy and go-forward plan and is scheduled on Tuesday, January 14, 2025, at 10:00 a.m. Eastern Standard Time. The presentation will be webcast live at https://investors.airsculpt.com. An archive of the webcast presentation will be available for 90 days.

About AirSculpt

AirSculpt offers a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at its 31 centers in North America and one location in the United Kingdom. The Company’s minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.

Forward-Looking Statements

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.

Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.

The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the U.S. Securities and Exchange Commission could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.

There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.

Investor Contact

Allison Malkin

ICR, Inc.

airsculpt@icrinc.com